Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement (File No. 333-222811) of OceanFirst Financial Corp. on Form S-8 of our report dated June 26, 2018, which report appears in the Annual Report on Form 11-K of Sun National Bank 401(k) Plan for the year ended December 31, 2017.

/s/ CohnReznick LLP
CohnReznick LLP

Roseland, New Jersey
June 26, 2018